CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-1A of iMGP APA Enhanced Income Municipal Fund, a series of Litman Gregory Funds Trust, under the heading “General Information” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Cleveland, Ohio

December 12, 2024